EXHIBIT 32.2

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



          In connection with the Quarterly Report of Print Data Corp. (the "Company") on Form 10-Q for the quarter ended September 30, 2003 filed with the Securities and Exchange Commission (the "Report"), I, Kenneth Lap-Yin Chan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.



Date:    November 26, 2003     /s/ Kenneth Lap-Yin Chan
                               -------------------------------------------
                               Kenneth Lap-Yin Chan
                               Chief Financial Officer of Print Data Corp.

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Print Data Corp. and will be retained by Print Data Corp. and furnished to the Securities and Exchange Commission or its staff upon request.


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